As filed with the Securities and Exchange Commission on September 10, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TILRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4310622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Maughan Road

Nanaimo, BC, Canada, V9X IJ2

(844) 845-7291

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Kennedy

President and Chief Executive Officer

2701 Eastlake Avenue E., 3rd Floor

Seattle, WA 98102

(844) 845-7291

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dara Redler General Counsel Tilray, Inc. 1100 Maughan Road Nanaimo, BC, Canada, V9X IJ2 (844) 845-7291	John Robertson Alan D. Hambelton Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, WA 98101 (206) 452-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Offering of Securities:
Class 2 Common Stock, par value $0.0001 per share	(1)	(2)
Preferred Stock, par value $0.0001 per share	(1)	(2)
Debt Securities	(1)	(2)
Warrants	(1)	(2)
Primary Offering of Class 2 Common Stock:
Class 2 Common Stock, par value $0.0001 per share	$400,000,000	$48,480(3)
Total(4)	$400,000,000	$48,480

(1)

Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate number or amount, as the case may be, of Class 2 common stock, preferred stock, debt securities and warrants are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(3)	Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act.
(4)

The securities registered hereunder may be sold separately or in a combination with other securities registered hereby. Does not include registration fees deferred in accordance with Rules 456(b) and 457(r) under the Securities Act, as described in Note (2) above.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

•	A base prospectus which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings; and

•

A sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $400,000,000 of our Class 2 common stock that may be issued and sold from time to time under a sales agreement with Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

PROSPECTUS

Class 2 Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we or selling securityholders may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We or selling securityholders may also offer Class 2 common stock or preferred stock upon conversion of debt securities, Class 2 common stock upon conversion of preferred stock, or Class 2 common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more prospectus supplements and attach it to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our Class 2 common stock is listed on The Nasdaq Global Select Market under the trading symbol “TLRY.” On September 9, 2019, the last sale price of our Class 2 common stock was $30.15 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or selling securityholders may offer and sell shares of our Class 2 common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context requires otherwise, references in this prospectus to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray, Inc. and its wholly owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Vision

We aspire to lead, legitimize and define the future of our industry by building the world’s most trusted and valuable cannabis company.

We are pioneering the future of medical and adult-use cannabis research, cultivation, processing and distribution globally, and we intend to become a global leader in the cannabis market where regulations permit.

Our Company

We produce medical cannabis in Canada and Europe, and we have supplied high-quality cannabis products to tens of thousands of patients in thirteen countries spanning five continents through our subsidiaries in Australia, Canada, Germany, Latin America and Portugal, and through agreements with established pharmaceutical distributors. In Canada, we are also authorized to distribute certain products on a wholesale basis and to sell certain products direct to patients through our e-commerce platform or over the phone.

We operate only in countries where cannabis or hemp-derived cannabinoids are legal, by which we mean the activities in those countries are permitted under all applicable federal and state or provincial and territory laws.

Tilray, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, we operated our business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly owned subsidiary of Privateer Holdings, Inc. to hold a 100% ownership interest in our direct and indirect subsidiaries through which we operated our business. Decatur was dissolved on December 27, 2018.

Our principal executive offices are located at 1100 Maughan Road, Nanaimo, BC, Canada V9X 1J2 and our telephone number is (844) 845-7291. Our corporate website address is www.tilray.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Description of Securities

We or selling securityholders may offer shares of our Class 2 common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. If we or selling securityholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us, if any.

Class 2 Common Stock. We may issue shares of our Class 2 common stock from time to time. Holders of our Class 1 common stock and Class 2 common stock have identical rights, provided that, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, each holder of Class 1 common stock is entitled to 10 votes for each share of Class 1 common stock held by such holder and each holder of Class 2 common stock is entitled to one vote for each share of Class 2 common stock held by such holder. Subject to the preferences of any outstanding shares of preferred stock, the holders of Class 2 common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of Class 2 common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Class 2 common stock have no preemptive rights or rights to convert their Class 2 common stock into any other securities. There are no redemption or sinking fund provisions applicable to the Class 2 common stock. In this prospectus, we have summarized certain general features of the Class 2 common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class 2 common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority to designate up to 10,000,000 shares of preferred stock in one or more series and determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, any or all of which may be greater than the rights of the Class 2 common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the rights, preferences and privileges of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our Class 2 common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock being offered before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Convertible or exchangeable debt securities will be convertible into or exchangeable for our Class 2 common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of Class 2 common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with Class 2 common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” on page 24 of this prospectus.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. See “Use of Proceeds” on page 6 of this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

Nasdaq Global Select Market Listing

Our Class 2 common stock is listed on The Nasdaq Global Select Market under the symbol “TLRY.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•	our use of the net proceeds from the sale of securities under this prospectus;

•	the development or continued existence of markets for our brands and products;

•	our ability to expand addressable markets;

•	industry trends in the markets in which we compete, including the demand for non-combustible products;

•	the maintenance of our existing licenses and the timing or likelihood of regulatory filings and approvals;

•	the commercialization and pricing of our products;

•	the implementation and growth of our business model and strategic plans for our business and products;

•

the scaling of our facilities in Cantanhede, Portugal, London, Ontario and Enniskillen, Ontario, our ability to obtain or maintain required licenses and permits for these facilities and the effect of these facilities on the production of our products;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products;

•	the outcomes of clinical trials and the ability of such trials to increase acceptance of cannabis in the medical community;

•	our ability to enter into strategic arrangements with distributors, retailers and other partners and the potential benefits of such arrangements;

•	the availability of wholesale distribution and other opportunities to expand our distribution channels and the potential benefits of such opportunities;

•	the completion of our acquisition of Privateer Holdings, Inc.;

•	the successful integration of acquired businesses;

•	our estimates regarding expenses, capital requirements and needs for additional financing;

•	our financial performance; and

•	developments relating to our competitors and our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” “will” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and is qualified by reference to these documents. Copies of these documents have been filed with the SEC as exhibits to our periodic reports, which are incorporated by reference in this prospectus.

Except as otherwise specified below, references to voting by our stockholders contained in this “Description of Capital Stock” are references to voting by holders of capital stock entitled to attend and vote generally at general meetings of our stockholders.

Capital Stock

Our authorized capital stock is divided into:

•	250,000,000 shares of Class 1 common stock with a par value of $0.0001 per share;

•	500,000,000 shares of Class 2 common stock with a par value of $0.0001 per share; and

•	10,000,000 undesignated shares of preferred stock with a par value of $0.0001 per share.

As of September 9, 2019, 16,666,667 shares of Class 1 common stock were outstanding and 81,894,731 shares of Class 2 common stock were outstanding.

The rights and restrictions to which the Class 1 common stock and Class 2 common stock are prescribed in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation entitles our board of directors, without stockholder approval, to determine the terms of the undesignated shares of preferred stock issued by us.

Common Stock

Voting Rights

Holders of our Class 1 common stock and Class 2 common stock have identical rights, provided that, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, each holder of Class 1 common stock is entitled to 10 votes for each share of Class 1 common stock held by such holder and each holder of Class 2 common stock is entitled to one vote for each share of Class 2 common stock held by such holder.

Holders of shares of Class 1 common stock and Class 2 common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except that there will be a separate vote of our Class 1 common stock and Class 2 common stock in the following circumstances:

•	if we propose to treat the shares of a class of our common stock differently with respect to any dividend or distribution of cash, property or shares of our stock paid or distributed by us;

•	if we propose to treat the shares of a class of our common stock differently with respect to any subdivision or combination of the shares of a class of our common stock; or

•

if we propose to treat the shares of a class of our common stock differently in connection with a liquidation, dissolution or change in control (by merger, asset sale or other similar transaction) with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to our stockholders.

In addition, there will be a separate vote of and approval requirement for our Class 1 common stock in order for us to, directly or indirectly, take action in the following circumstances:

•

if we propose to amend, waive, alter or repeal any provision of our amended and restated certificate of incorporation or our bylaws in a manner that modifies the voting, conversion or other powers, preferences or other special rights or privileges or restrictions of the Class 1 common stock; or

•

if we reclassify any outstanding shares of Class 2 common stock into shares having rights as to dividends or liquidation that are senior to the Class 1 common stock or the right to more than one vote for each share thereof.

Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation, which means that the holder of our Class 1 common stock can elect all of the directors then standing for election as long as it holds approximately 10.01% of all outstanding shares of our capital stock.

Dividends and Distributions

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of Class 1 common stock and Class 2 common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Conversion Rights

Each share of Class 1 common stock is convertible at any time at the option of the holder into one share of Class 2 Common stock. In addition, each share of Class 1 common stock will automatically convert into one share of Class 2 common stock upon any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain transfers described in our amended and restated certificate of incorporation, including, without limitation, certain transfers for tax and estate planning purposes. In addition, upon the date on which the outstanding shares of Class 1 common stock represent less than 10% of the aggregate number of shares of Class 1 common stock and Class 2 common stock then outstanding, all outstanding shares of Class 1 common stock shall convert automatically into Class 2 common stock, and no additional shares of Class 1 common stock will be issued.

Rights of Repurchase

We currently have no rights to repurchase shares of our common stock, except as described in “—Options and Restricted Stock Units” below.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption.

Options and Restricted Stock Units

As of June 30, 2019, 6,010,039 shares of Class 2 common stock were issuable upon the exercise of outstanding stock options and 1,500,031 shares of Class 2 common stock were issuable upon vesting of RSUs. Pursuant to the terms of our standard option agreement, we have a right to repurchase shares of our common stock issued upon the exercise of options granted under the Amended and Restated 2018 Equity Incentive Plan if the holder of such shares ceases providing services for us for any reason.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series. Our board of directors also has the authority to determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock, any or all of which may be greater than the rights of the Class 1 common stock and Class 2 common stock. Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of Class 1 common stock and Class 2 common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Tilray without further action by the stockholders, and may have the effect of delaying or preventing changes in management of Tilray. In addition, the issuance of preferred stock may have the effect of decreasing the market price of the Class 2 common stock and may adversely affect the voting power of holders of Class 1 common stock and Class 2 common stock and reduce the likelihood that Class 1 common stock and Class 2 common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our Class 2 common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Provisions

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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permits our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provides that the authorized number of directors may be changed only by resolution of our board of directors;

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provides that, subject to the rights of any series of preferred stock to elect directors, directors may be removed with or without cause, by the holders of a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors for so long as key holders (including Privateer Holdings, Brendan Kennedy, Michael Blue, or Christian Groh or their permitted entities or transferees) holds a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors, or otherwise by the holders of at least 66 2/3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provides that any action to be taken by our stockholders may be taken by written consent or electronic transmission pursuant to Section 228 of the Delaware General Corporation Law, so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors;

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provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing and also specify requirements as to the form and content of a stockholder’s notice;

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provides that special meetings of our stockholders may be called by the chairperson of our board of directors, our chief executive officer, by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors or, for so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors, one or more stockholders that in the aggregate represent at least 50% of the total votes entitled to be cast at the meeting;

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provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal as possible and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our board of directors; and

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does not provide for cumulative voting rights, unless required by law, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose. For so long as Privateer Holdings holds a majority of our then-outstanding capital stock entitled to vote generally at an election of directors, the amendment of any of these provisions would require approval of the holders of a majority of all of our then-outstanding capital stock entitled to vote generally in the election of directors; otherwise, the amendment of any of these provisions would require approval by the holders of at least 66 2/3% of all of our then-outstanding capital stock entitled to vote generally in the election of directors.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. If a court were to find the exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions.

Transfer Agent and Registrar

The transfer agent and registrar for our Class 2 common stock is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, PA 19003 and its phone number is (484) 416-3124.

Listing

Our Class 2 common stock is listed on the Nasdaq Global Select Market under the symbol “TLRY.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we or selling securityholders may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or selling securityholders may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class 2 common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class 2 common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under the heading “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class 2 common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class 2 common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we or selling securityholders may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase Class 2 common stock or preferred stock, the number of shares of Class 2 common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Class 2 common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the name or names of the selling securityholders, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Unless stated otherwise in the prospectus supplement, the securities offered by a prospectus supplement have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada, and may only be sold in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than Class 2 common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the Class 2 common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class 2 common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Seattle, Washington. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated by reference in this Prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of FHF Holdings Ltd., included in Tilray, Inc.’s Current Report on Form 8-K filed with the SEC on May 13, 2019, incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the report of

Grant Thornton LLP, independent chartered professional accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”), which includes audited financial statements for the our latest fiscal year, filed on March 25, 2019;

•	the information specifically incorporated by reference into the 2018 Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 15, 2019;

•	our Quarterly Report on Form 10-Q, filed on May 15, 2019 and our Quarterly Report on Form 10-Q, filed on August 13, 2019;

•

our Current Reports on Form 8-K, filed on January 15, 2019, January 25, 2019, February  25, 2019, March 4, 2019 (as amended April  30, 2019 and May 13, 2019), June  3, 2019, June  11, 2019, August  29, 2019, September 10, 2019 (Film No.  191084239) and September 10, 2019; and

•

the description of our Class  2 common stock as set forth in our registration statement on Form 8-A (File No. 001-38594), filed with the SEC on July 16, 2018, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray, Inc., 1100 Maughan Road,

Nanaimo, BC, Canada, V9X IJ2. Copies of the above reports may also be accessed from our web site at ir.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PROSPECTUS

$400,000,000

Class 2 Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to shares of our Class 2 common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our Class 2 common stock having an aggregate offering price of up to $400,000,000 from time to time through Cowen acting as our agent.

Our Class 2 common stock is listed on the Nasdaq Global Select Market under the symbol “TLRY.” On September 9, 2019, the last reported sale price of our Class 2 common stock was $30.15 per share.

Sales of our Class 2 common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of Class 2 common stock sold pursuant to the sales agreement will be an amount equal to 2.0% of the gross proceeds of any shares of Class 2 common stock sold under the sales agreement. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

Our business and an investment in our Class 2 common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 3 of this prospectus, as well as the section captioned “Risk Factors” in our most recently filed annual report on Form 10-K, our most recently filed quarterly report on Form 10-Q and any subsequent periodic report we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

September 10, 2019

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ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our Class 2 common stock. Before buying any of the Class 2 common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision. This sales agreement prospectus is deemed a prospectus supplement to the base prospectus contained in the registration statement of which this sales agreement prospectus forms a part.

This prospectus describes the terms of this offering of Class 2 common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, references in this prospectus to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray, Inc. and its wholly owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. See “Special Note Regarding Forward-Looking Statements.”

Our Company

We produce medical cannabis in Canada and Europe, and we have supplied high-quality cannabis products to tens of thousands of patients in thirteen countries spanning five continents through our subsidiaries in Australia, Canada, Germany, Latin America and Portugal, and through agreements with established pharmaceutical distributors. In Canada, we are also authorized to distribute certain products on a wholesale basis and to sell certain products direct to patients through our e-commerce platform or over the phone.

We operate only in countries where cannabis or hemp-derived cannabinoids are legal, by which we mean the activities in those countries are permitted under all applicable federal and state or provincial and territory laws.

Tilray, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, we operated our business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly owned subsidiary of Privateer Holdings, Inc. to hold a 100% ownership interest in our direct and indirect subsidiaries through which we operated our business. Decatur was dissolved on December 27, 2018.

Our principal executive offices are located at 1100 Maughan Road, Nanaimo, BC, Canada V9X 1J2 and our telephone number is (844) 845-7291. Our corporate website address is www.tilray.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Class 2 common stock offered by us	Shares of our Class 2 common stock having an aggregate offering price of up to $400 million.

Class 2 common stock to be outstanding immediately after this offering	Up to 93,957,862 shares (as more fully described in the notes following this table), assuming sales of 13,266,998 shares of our Class 2 common stock in this offering at an offering price of $30.15 per share, which was the last reported sale price of our Class 2 common stock on The Nasdaq Global Select Market on September 9, 2019. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. In addition, we may use a portion of the proceeds from this offering to fund a portion of the costs of our acquisition of Privateer Holdings, Inc. See “Use of Proceeds.”

Risk factors	Investing in our Class 2 common stock involves significant risks. See the disclosure under the heading “Risk Factors” in this prospectus and under similar headings in other documents incorporated by reference into this prospectus.

The Nasdaq Global Select Market symbol	“TLRY”

The number of shares of common stock outstanding is based on 80,690,864 shares of our Class 2 common stock outstanding and 16,666,667 shares of our Class 1 common stock outstanding as of June 30, 2019 and excludes:

•	6,010,039 shares of Class 2 common stock issuable upon the exercise of outstanding stock options as of June 30, 2019, at a weighted-average exercise price of $13.49 per share;

•	1,500,031 shares of Class 2 common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2019;

•	188,167 shares of Class 2 common stock issuable upon the vesting of restricted stock units issued after June 30, 2019; and

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4,335,090 shares of Class 2 common stock reserved for future issuance under our Amended and Restated 2018 Equity Incentive Plan, as well as any automatic increases in the number of shares of Class 2 common stock reserved for future issuance under this benefit plan.

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RISK FACTORS

Investing in our Class 2 common stock involves a high degree of risk. Before deciding whether to invest in our Class 2 common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed.

Additional Risks Related To This Offering

Management has indicated its plan for the use of proceeds of this offering but will ultimately exercise its discretion in how such funds are put to use.

We currently intend to allocate the net proceeds received from the sale of our Class 2 common stock hereunder as described in the section titled “Use of Proceeds;” however, we will have discretion in the actual application of the net proceeds and may elect to allocate the net proceeds differently than the allocation described in the section titled “Use of Proceeds” if we believe it would be in our best interest to do so. Stockholders may not agree with the manner in which management or our board of directors chooses to allocate and spend the net proceeds of this offering. The failure by management or our board of directors to apply these funds effectively could have a material adverse effect on our business. Additionally, we may not be successful in implementing our business strategies and our actual capital expenditures and capital expenditure requirements may be materially different from forecasted expenditures described in this prospectus.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our Class 2 common stock outstanding prior to this offering. Assuming that an aggregate of 13,266,998 shares of our Class 2 common stock are sold at a price of $30.15 per share, the last reported sale price of our Class 2 common stock on The Nasdaq Global Select Market on September 9, 2019, for aggregate gross proceeds of $400 million, and after deducting commissions payable by us, you may experience immediate dilution of $26.35 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2019 after giving effect to this offering and the assumed offering price per share. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

It is not anticipated that any dividends will be paid to holders of our Class 2 common stock for the foreseeable future.

No dividends on our Class 2 common stock have been paid to date. We anticipate that, for the foreseeable future, we will retain future earnings and other cash resources for the operation and development of our business. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our earnings, operating results, financial condition and current and anticipated cash needs.

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The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cowen at any time throughout the term of the sales agreement. The number of shares that are sold by Cowen after delivering a placement notice will fluctuate based on the market price of our Class 2 common stock during the sales period and limits we set with Cowen. Because the price per share of each share sold will fluctuate based on the market price of our Class 2 common stock during the sales period, it is not possible at this time to predict the number of shares that will be ultimately issued.

The Class 2 common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•	our use of the net proceeds from this offering;

•	the development or continued existence of markets for our brands and products;

•	our ability to expand addressable markets;

•	industry trends in the markets in which we compete, including the demand for non-combustible products;

•	the maintenance of our existing licenses and the timing or likelihood of regulatory filings and approvals;

•	the commercialization and pricing of our products;

•	the implementation and growth of our business model and strategic plans for our business, brands and products;

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the scaling of our facilities in Cantanhede, Portugal, London, Ontario and Enniskillen, Ontario, our ability to obtain or maintain required licenses and permits for these facilities and the effect of these facilities on the production of our products;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products;

•	the outcomes of clinical trials and the ability of such trials to increase acceptance of cannabis in the medical community;

•	our ability to enter into strategic arrangements with distributors, retailers and other partners and the potential benefits of such arrangements;

•	the availability of wholesale distribution and other opportunities to expand our distribution channels and the potential benefits of such opportunities;

•	the completion of our acquisition of Privateer Holdings, Inc.;

•	the successful integration of acquired businesses;

•	our estimates regarding expenses, capital requirements and needs for additional financing;

•	our financial performance; and

•	developments relating to our competitors and our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” “will” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent

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annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

We may offer and sell shares of our Class 2 common stock having aggregate sales proceeds of up to $400 million from time to time pursuant to this sales agreement prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of Class 2 common stock that we are offering may be up to approximately $392 million, after deducting Cowen’s commission payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. In addition, we may use a portion of the proceeds from this offering to fund a portion of the costs of our acquisition of Privateer Holdings, Inc. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and is qualified by reference to these documents. Copies of these documents have been filed with the SEC as exhibits to our periodic reports, which are incorporated by reference in this prospectus.

Except as otherwise specified below, references to voting by our stockholders contained in this “Description of Capital Stock” are references to voting by holders of capital stock entitled to attend and vote generally at general meetings of our stockholders.

Capital Stock

Our authorized capital stock is divided into:

•	250,000,000 shares of Class 1 common stock with a par value of $0.0001 per share;

•	500,000,000 shares of Class 2 common stock with a par value of $0.0001 per share; and

•	10,000,000 undesignated shares of preferred stock with a par value of $0.0001 per share.

As of September 9, 2019, 16,666,667 shares of Class 1 common stock were outstanding and 81,894,731 shares of Class 2 common stock were outstanding.

The rights and restrictions to which the Class 1 common stock and Class 2 common stock are prescribed in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation entitles our board of directors, without stockholder approval, to determine the terms of the undesignated shares of preferred stock issued by us.

Common Stock

Voting Rights

Holders of our Class 1 common stock and Class 2 common stock have identical rights, provided that, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, each holder of Class 1 common stock is entitled to 10 votes for each share of Class 1 common stock held by such holder and each holder of Class 2 common stock is entitled to one vote for each share of Class 2 common stock held by such holder.

Holders of shares of Class 1 common stock and Class 2 common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except that there will be a separate vote of our Class 1 common stock and Class 2 common stock in the following circumstances:

•	if we propose to treat the shares of a class of our common stock differently with respect to any dividend or distribution of cash, property or shares of our stock paid or distributed by us;

•	if we propose to treat the shares of a class of our common stock differently with respect to any subdivision or combination of the shares of a class of our common stock; or

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if we propose to treat the shares of a class of our common stock differently in connection with a liquidation, dissolution or change in control (by merger, asset sale or other similar transaction) with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to our stockholders.

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In addition, there will be a separate vote of and approval requirement for our Class 1 common stock in order for us to, directly or indirectly, take action in the following circumstances:

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if we propose to amend, waive, alter or repeal any provision of our certificate of incorporation or our bylaws in a manner that modifies the voting, conversion or other powers, preferences or other special rights or privileges or restrictions of the Class 1 common stock; or

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if we reclassify any outstanding shares of Class 2 common stock into shares having rights as to dividends or liquidation that are senior to the Class 1 common stock or the right to more than one vote for each share thereof.

Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation, which means that the holder of our Class 1 common stock can elect all of the directors then standing for election as long as it holds approximately 10.01% of all outstanding shares of our capital stock.

Dividends and Distributions

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of Class 1 common stock and Class 2 common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Conversion Rights

Each share of Class 1 common stock is convertible at any time at the option of the holder into one share of Class 2 Common stock. In addition, each share of Class 1 common stock will automatically convert into one share of Class 2 common stock upon any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain transfers described in our certificate of incorporation, including, without limitation, certain transfers for tax and estate planning purposes. In addition, upon the date on which the outstanding shares of Class 1 common stock represent less than 10% of the aggregate number of shares of Class 1 common stock and Class 2 common stock then outstanding, all outstanding shares of Class 1 common stock shall convert automatically into Class 2 common stock, and no additional shares of Class 1 common stock will be issued.

Rights of Repurchase

We currently have no rights to repurchase shares of our common stock, except as described in “—Options and Restricted Stock Units” below.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption.

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Options and Restricted Stock Units

As of June 30, 2019, 6,010,039 shares of Class 2 common stock were issuable upon the exercise of outstanding stock options and 1,500,031 shares of Class 2 common stock were issuable upon vesting of RSUs. Pursuant to the terms of our standard option agreement, we have a right to repurchase shares of our common stock issued upon the exercise of options granted under the Amended and Restated 2018 Equity Incentive Plan if the holder of such shares ceases providing services for us for any reason.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series. Our board of directors also has the authority to determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock, any or all of which may be greater than the rights of the Class 1 common stock and Class 2 common stock. Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of Class 1 common stock and Class 2 common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Tilray without further action by the stockholders, and may have the effect of delaying or preventing changes in management of Tilray. In addition, the issuance of preferred stock may have the effect of decreasing the market price of the Class 2 common stock and may adversely affect the voting power of holders of Class 1 common stock and Class 2 common stock and reduce the likelihood that Class 1 common stock and Class 2 common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our Class 2 common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Provisions

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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permits our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provides that the authorized number of directors may be changed only by resolution of our board of directors;

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provides that, subject to the rights of any series of preferred stock to elect directors, directors may be removed with or without cause, by the holders of a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors for so long as key holders (including Privateer Holdings, Brendan Kennedy, Michael Blue, or Christian Groh or their permitted entities or transferees) holds a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors, or otherwise by the holders of at least 66 2/3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provides that any action to be taken by our stockholders may be taken by written consent or electronic transmission pursuant to Section 228 of the Delaware General Corporation Law, so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors;

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provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing and also specify requirements as to the form and content of a stockholder’s notice;

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provides that special meetings of our stockholders may be called by the chairperson of our board of directors, our chief executive officer, by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors or, for so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors, one or more stockholders that in the aggregate represent at least 50% of the total votes entitled to be cast at the meeting;

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provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal as possible and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our board of directors; and

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does not provide for cumulative voting rights, unless required by law, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose. For so long as Privateer Holdings holds a majority of our then-outstanding capital stock entitled to vote generally at an election of directors, the amendment of any of these provisions would require approval of the holders of a majority of all of our then-outstanding capital stock entitled to vote generally in the election of directors; otherwise, the amendment of any of these provisions would require approval by the holders of at least 66 2/3% of all of our then-outstanding capital stock entitled to vote generally in the election of directors.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

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Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. If a court were to find the exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions.

Transfer Agent and Registrar

The transfer agent and registrar for our Class 2 common stock is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, PA 19003 and its phone number is (484) 416-3124.

Listing

Our Class 2 common stock is listed on the Nasdaq Global Select Market under the symbol “TLRY.”

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DILUTION

Our net tangible book value as of June 30, 2019 was $28.2 million, or $0.29 per share. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Class 2 common stock deemed to be outstanding at that date. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class 2 common stock in this offering and the net tangible book value per share of our Class 2 common stock immediately after this offering.

After giving effect to the assumed sale of 13,266,998 shares of our Class 2 common stock in this offering at an assumed offering price of $30.15 per share, the last reported sale price of our Class 2 common stock on The Nasdaq Global Select Market on September 9, 2019, and after deducting commissions payable by us, our as adjusted net tangible book value as of June 30, 2019 would have been approximately $420.2 million, or $3.80 per share. This represents an immediate increase in net tangible book value of $3.51 per share to existing stockholders. Investors purchasing our Class 2 common stock in this offering will have paid $26.35 more than the as adjusted net tangible book value per share after this offering. The following table illustrates this on a per share basis:

Assumed offering price per share		$30.15
Net tangible book value per share as of June 30, 2019	$0.29
Increase per share attributable to new investors	$3.51

As-adjusted net tangible book value per share after this offering		$3.80

Dilution per share to new investors		$26.35

The above discussion and table above excludes:

•	6,010,039 shares of Class 2 common stock issuable upon the exercise of outstanding stock options as of June 30, 2019, at a weighted-average exercise price of $13.49 per share;

•	1,500,031 shares of Class 2 common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2019;

•	188,167 shares of Class 2 common stock issuable upon the vesting of restricted stock units issued after June 30, 2019; and

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4,335,090 shares of Class 2 common stock reserved for future issuance under our Amended and Restated 2018 Equity Incentive Plan, as well as any automatic increases in the number of shares of Class 2 common stock reserved for future issuance under this benefit plan.

The table above assumes for illustrative purposes that an aggregate of 13,266,998 shares of our Class 2 common stock are sold during the term of the sales agreement with Cowen at a price of $30.15 per share, the last reported sale price of our Class 2 common stock on The Nasdaq Global Select Market on September 9, 2019, for aggregate gross proceeds of $400 million. The shares subject to the sales agreement with Cowen are being sold from time to time at various prices. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

To the extent any outstanding options are exercised, new options or restricted stock units are issued under our equity incentive plans, or we issue additional shares of Class 2 common stock in the future, there will be further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $400,000,000 of our Class 2 common stock through Cowen as our sales agent. Sales of our Class 2 common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The Nasdaq Global Select Market or any other trading market for our Class 2 common stock. If authorized by us in writing, Cowen may purchase shares of our Class 2 common stock as principal.

Cowen will offer our Class 2 common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of Class 2 common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of Class 2 common stock requested to be sold by us. We may instruct Cowen not to sell Class 2 common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our Class 2 common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 2.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen’s FINRA counsel fees in an amount up to $10,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class 2 common stock.

Cowen will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market on each day in which Class 2 common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of Class 2 common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of Class 2 common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of Class 2 common stock.

Settlement for sales of Class 2 common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Class 2 common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our Class 2 common stock.

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Our Class 2 common stock is listed on The Nasdaq Global Select Market and trades under the symbol “TLRY.” The transfer agent of our Class 2 common stock is Philadelphia Stock Transfer, Inc. Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Cooley LLP, Seattle, Washington. Cowen and Company, LLC is being represented by Osler, Hoskin  & Harcourt LLP, New York, New York in connection with this offering.

EXPERTS

The financial statements as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated by reference in this Prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of FHF Holdings Ltd., included in Tilray, Inc.’s Current Report on Form 8-K filed with the SEC on May 13, 2019, incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent chartered professional accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also make available on our website at www.tilray.com, free of charge, through a hyperlink on our website, copies of these reports, as soon as reasonably practicable after electronically filing such reports with, or furnishing them to, the SEC. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

16

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”), which includes audited financial statements for the our latest fiscal year, filed on March 25, 2019;

•	the information specifically incorporated by reference into the 2018 Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 15, 2019;

•	our Quarterly Reports on Form 10-Q, filed on May 15, 2019 and August 13, 2019;

•

our Current Reports on Form 8-K, filed on January 15, 2019, January 25, 2019, February  25, 2019, March 4, 2019 (as amended April  30, 2019 and May 13, 2019), June  3, 2019, June  11, 2019, August  29, 2019, September 10, 2019 (Film No.  191084239) and September 10, 2019; and

•

the description of our Class  2 common stock as set forth in our registration statement on Form 8-A (File No. 001-38594), filed with the SEC on July 16, 2018, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray, Inc., 1100 Maughan Road, Nanaimo, BC, Canada, V9X IJ2. Copies of the above reports may also be accessed from our web site at ir.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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$400,000,000

Class 2 Common Stock

PROSPECTUS

September 10, 2019

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discount, payable by us in connection with the sale of the shares of Class 2 common stock being registered. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount
SEC registration fee(1)		$48,480
FINRA filing fee		225,500
Nasdaq listing fee			*
Legal fees and expenses			*
Accounting fees and expenses			*
Printing and engraving expenses			*
Transfer agent and registrar fees and expenses			*
Miscellaneous expenses			*

Total	$		*

(1)

Represents registration fee applicable to amount included in prospectus for $400 million in shares of Class 2 common stock. Additional registration fees deferred in reliance upon Rules 456(b) and 457(r) under the Securities and Exchange Act of 1934, as amended.

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation that will be in effect upon the closing of this offering provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws that will be in effect upon the closing of this offering provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Tilray, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Tilray. At present, there is no pending litigation or proceeding involving a director or officer of Tilray regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

The underwriters are obligated, under certain circumstances, pursuant to the underwriting agreement to be filed as Exhibit 1.1 hereto, to indemnify us and our officers and directors against liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below on the Exhibit Index are filed herewith or are incorporated by reference to exhibits previously filed with the SEC.

		Incorporate by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

1.2	Sales Agreement, dated as of September 10, 2019, by and between the Registrant and Cowen and Company, LLC	8-K	001-38594	1.1	9/10/2019

2.1#	Arrangement Agreement among Tilray, Inc. and High Park Gardens Inc. and Natura Naturals Holdings Inc. dated January 21, 2019	8-K	001-38594	2.1	1/25/2019

2.2#	Arrangement Agreement among 1197879 B.C. LTD. and FHF Holdings LTD. and Tilray, Inc. and others dated February 19, 2019	8-K	001-38594	2.1	2/25/2019

2.3#	Amending Agreement by and among Tilray, Inc. 1197879 B.C. Ltd., FHF Holdings Ltd. and Compass Group Diversified Holdings, LLC dated February 27, 2019	8-K	001-38594	2.3	3/4/2019

2.4#	Agreement and Plan of Merger and Reorganization, by and among Tilray, Inc., Down River Merger Sub LLC, Privateer Holdings, Inc. and Michael Blue, as the Stockholder Representative, dated September 9, 2019	8-K	001-38594	2.1	9/10/2019

3.1	Amended and Restated Certificate of Incorporation, as currently in effect	8-K	001-38594	3.1	7/24/2018

3.2	Amended and Restated Bylaws, as currently in effect	S-1	333-225741	3.4	7/9/2018

4.1	Indenture, dated October 10, 2018, between Tilray, Inc. and GLAS Trust Company LLC	8-K	001-38594	4.1	10/10/2018

4.2	Form of 5.00% Convertible Senior Note due 2023 (included in Exhibit 4.1)	8-K	001-38594	4.2	10/10/2018

4.3*	Specimen Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.4	Form of Indenture, between Registrant and one or more trustees to be named					X

4.5*	Form of Debt Securities

4.6	Form of Class 2 Common Stock Warrant Agreement and Warrant Certificate					X

4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate					X

4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate					X

5.1	Opinion of Cooley LLP					X

21.1	Subsidiaries of Registrant	10-K	001-38594	21.1	3/25/2019

23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm of Tilray, Inc.					X

23.2	Consent of Grant Thornton LLP, Independent Auditors of FHF Holdings Ltd.					X

23.3	Consent of Cooley LLP (reference is made to Exhibit 5.1)					X

24.1	Power of Attorney (reference is made to the signature page hereto)

25.1	Statement of Eligibility of Trustee under the Indenture (to be filed separately under the electronic form type 305B2, if applicable)

99.1	Unaudited Pro Forma Combined Financial Information of Tilray, Inc.					X

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
#	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

(b)	Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

(a)    The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 10th day of September, 2019.

TILRAY, INC.

/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brendan Kennedy and Mark Castaneda as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Kennedy Brendan Kennedy	President, Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2019

/s/ Mark Castaneda Mark Castaneda	Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2019

/s/ Michael Auerbach Michael Auerbach	Director	September 10, 2019

/s/ Rebekah Dopp Rebekah Dopp	Director	September 10, 2019

/s/ Maryscott Greenwood Maryscott Greenwood	Director	September 10, 2019

/s/ Christine St.Clare Christine St.Clare	Director	September 10, 2019